UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2007

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 866-6000

Not applicable
(Former name or former address, if changed since last report)

Item 4.  Change in Certifying Accountant

This amendment supplements the information provided pursuant to the Form 8-K of Weingarten Realty Investors filed on April 19, 2007. On May 1, 2007, the Audit Committee of Weingarten Realty Investors approved the appointment of Calvetti, Ferguson & Wagner, P.C. (“CFW”) to serve as the auditors for the Savings and Investment Plan for Employees of Weingarten Realty (the “Plan”) for the fiscal year ended December 31, 2006, replacing BDO as the Plan’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2007

WEINGARTEN REALTY INVESTORS

By: /s/ Joe D. Shafer
Joe D. Shafer
Vice President/Chief Accounting Officer